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                                                                      EXHIBIT 11

                                  ARQULE, INC.

    STATEMENT REGARDING COMPUTATION OF UNAUDITED NET (LOSS) INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                         THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                      SEPTEMBER 30,
                                                                         1998             1997             1998              1997
                                                                       --------          -------         --------          --------
Net income (loss)                                                      $ (3,283)         $   303         $ (3,850)         $   (427)
                                                                       ========          =======         ========          ========

Weighted average shares outstanding:
             Common stock                                                12,112           11,850           11,999            10,767

Weighted average common shares outstanding                               12,112           11,850           11,999            10,767
                                                                       ========          =======         ========          ========
             Basic net (loss) income per share                         $  (0.27)         $  0.03         $  (0.32)         $  (0.04)
                                                                       ========          =======         ========          ========




                                                                         THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                      SEPTEMBER 30,
                                                                         1998             1997             1998              1997
                                                                       --------          -------         --------          --------

Net income (loss)                                                      $ (3,283)         $   303         $ (3,850)         $   (427)
                                                                       ========          =======         ========          ========

Weighted average shares outstanding:
             Common stock                                                12,112           11,850           11,999            10,767
             Common stock equivalents                                        --            1,061               --                --

Weighted average common shares and equivalents
outstanding                                                              12,112           12,911           11,999            10,767
                                                                       ========          =======         ========          ========
             Diluted net (loss) income per share                       $  (0.27)         $  0.02         $  (0.32)         $  (0.04)
                                                                       ========          =======         ========          ========
